VALHI ANNOUNCES A 20% INCREASE IN QUARTERLY CASH DIVIDEND AND RESULTS OF ANNUAL STOCKHOLDER MEETING

DALLAS, TEXAS . . . May 31, 2012 . . . Valhi, Inc. (NYSE:  VHI) announced a 20% increase in its quarterly dividend.  The board of directors declared today a quarterly dividend of five cents ($0.05) per post-stock split share of the common stock payable on June 28, 2012 to stockholders of record at the close of business on June 11, 2012.  On May 10, 2012, Valhi paid a 3-for-1 stock split in the form of a stock dividend whereby each stockholder received two additional shares for each share held of record as of the close of business on May 2, 2012.

Valhi also announced that at its annual stockholder meeting held today its stockholders had:

•	elected each of Thomas E. Barry, Norman S. Edelcup, W. Hayden McIlroy, Glenn R. Simmons, Harold C. Simmons and Steven L. Watson as a director for a one year term;
•	approved the Valhi, Inc. 2012 Director Stock Plan; and
•	adopted a resolution that approved, on a nonbinding advisory basis, the compensation of its named executive officers as disclosed in the proxy statement for the 2012 annual meeting.

Valhi is engaged in the titanium dioxide products, component products (security products, furniture components and performance marine components) and waste management industries.

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